Exhibit 21.1

List of Subsidiaries of Chesapeake Lodging Trust

CHSP LLC

Chesapeake Lodging, L.P.

CHSP DC LLC

CHSP DC Holding Trust

CHSP Boston LLC

CHSP Boston II LLC

CHSP Los Angeles LLC

CHSP Anaheim LLC

CHSP Newton LLC

CHSP San Francisco LLC

CHSP Seattle LLC

CHSP Chicago LLC

CHSP San Diego LLC

CHSP Navy Yard LLC

CHSP Union Square LLC

CHSP Denver LLC

CHSP 31st Street LLC

CHSP 36th Street LLC

CHSP Bridge Lender LLC

CHSP TRS LLC

CHSP TRS Boston LLC

CHSP TRS Boston II LLC

CHSP TRS Los Angeles LLC

CHSP TRS Anaheim LLC

CHSP TRS Newton LLC

CHSP TRS San Francisco LLC

CHSP TRS Seattle LLC

CHSP TRS Chicago LLC

CHSP TRS San Diego LLC

CHSP TRS Navy Yard LLC

CHSP TRS Union Square LLC

CHSP TRS Denver LLC

CHSP TRS 31st Street LLC

CHSP TRS 36th Street LLC